UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200,
San Diego, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On October 26, 2021, Progenity, Inc. (the “Company”) announced that it had entered into privately negotiated agreements with certain holders of its existing 7.25% convertible senior notes due 2025 (the “Notes”) to exchange an aggregate of $20.175 million principal amount of Notes for approximately 8,513,850 shares of its common stock, which number of shares of common stock includes shares in respect of the interest make-whole provisions of the indenture under which the Notes were issued. The exchange transactions are expected to close on or about October 26, 2021, subject to customary closing conditions.

The exchange transactions are being conducted as a private placement and the shares of common stock to be issued in the exchange transactions will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) or 3(a)(9) of the Securities Act.

Item 8.01.	Other Events

On October 26, 2021, Progenity announced that it agreed to issue an aggregate of 427,804 shares of common stock to certain investors in consideration for a waiver of certain contractual lock-up provisions to which Progenity agreed in connection with prior offerings of its securities (the “Waiver Shares”). The Waiver Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258301) initially filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 and declared effective on August 6, 2021. A prospectus supplement relating to the offer and sale of the Waiver Shares will be filed with the Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

A press release relating to the transactions is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

99.1	Press release dated October 26, 2021

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021	Progenity, Inc.

	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Interim Chief Executive Officer and Chief Financial Officer